UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: June 7, 2017 (Date of earliest event reported:  June 7, 2017)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2017 the Company entered into an Amended and Restated Employment Agreement with Dr. Michael J. Hartnett, effective April 2, 2017, pursuant to which Dr. Hartnett will continue to be employed as President, Chief Executive Officer and Chairman of the Board of Directors of the Company.

The new Amended and Restated Employment Agreement amends the Amended and Restated Employment Agreement, dated effective as of April 1, 2013 between the Company and Dr. Michael J. Hartnett, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 2, 2013 and described therein. A copy of the new Amended and Restated Employment Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Dr. Hartnett's new Amended and Restated Employment Agreement has a three year initial term with automatic annual renewals thereafter and is substantially similar to his existing Amended and Restated Employment Agreement except that it provides for a 20 percent reduction of his current base salary. His annual performance bonus matrix remains unchanged and he will continue to be designated as an Eligible Executive under the Company’s Executive Officer Performance Based Compensation Plan.

The foregoing description of Dr. Hartnett’s employment terms does not purport to be complete and is subject to, and qualified in its entirety by, prior related disclosures by Registrant and reference to the provisions of the new Amended and Restated Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

On June 7, 2017 the Company entered into Employment Agreement with Daniel A. Bergeron, effective April 2, 2017, pursuant to which Mr. Bergeron will be promoted to the position of Vice President, Chief Operations Officer, and Chief Financial Officer. Mr. Bergeron will also continue as a Director of the Company. As Chief Operations Officer, Mr. Bergeron will increase his management responsibilities of more operational divisions. He will continue his responsibilities as Chief Financial Officer, assisted by Mr. Hawkins as noted below.

Mr. Bergeron’s Employment Agreement has a three year initial term with automatic annual renewals thereafter, is similar in format to Dr. Hartnett’s agreement, provides for a 25 percent increase to his current base salary and sets forth a performance bonus matrix. Mr. Bergeron is also designated as an Eligible Executive under the Company’s Executive Officer Performance Based Compensation Plan.

The foregoing description of Mr. Bergeron’s employment terms does not purport to be complete and is subject to, and qualified in its entirety by, and reference to the provisions of the Employment Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K.

On June7, 2017, RBC Bearings Inc. (the “Company”) announced that Ernie Hawkins has been appointed Vice President of Finance, Chief Accounting Officer effective June 7, 2017. Mr. Hawkins was previously the Corporate Controller of the Company’s Sargent Aerospace & Defense Division. He joined RBC Bearings in 2015 as part of the Sargent Aerospace & Defense acquisition. He was employed by Sargent’s previous parent company, Dover Corporation, since 2002. Mr. Hawkins graduated from Ball State University and is a Certified Public Accountant. Mr. Hawkins will be responsible for overseeing Corporate Accounting and SEC Reporting, and the Company’s Information Technology Group. He will also support Mr. Bergeron on Mergers and Acquisitions, Investor Relations, and Treasury matters. Mr. Hawkins is currently 51 years old.

As a new officer of the Company, Mr. Hawkins will be an at-will employee and entitled to participate in the same general benefits and incentive opportunities as other officers. This includes a base salary and incentive opportunities under the Company’s Annual Incentive Compensation Plan, Long-Term Equity Incentive Program and Supplemental Executive Retirement Plan.

For further details, please refer to the press release filed as Exhibit 99.1 to this Current Report, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c) Item 1.01 is incorporated herein by reference.

(e) Item 1.01 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 7, 2017, the Company issued a press release announcing the appointment of Mr. Bergeron as Vice President, Chief Operations Officer, and Chief Financial Officer and the appointment of Mr. Hawkins as Vice President of Finance, Chief Accounting Officer, both to be effective June 7, 2017. A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	New Amended and Restated Employment Agreement, effective April 2, 2017, between the Registrant and Dr. Michael J. Hartnett.
10.2	Employment Agreement, effective April 2, 2017, between the Registrant and Daniel A. Bergeron.
99.1	Press release dated June 7, 2017 announcing the appointments of Daniel Bergeron and Ernie Hawkins.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 7, 2017

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: General Counsel & Secretary

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